THRIVENT CORE FUNDS

Form N-SAR for

Fiscal Period Ended 10/31/2016

INDEX TO EXHIBITS

EXHIBIT NO.	ITEM

1.	Report on internal control by Independent Public Accountants. (Item 77.B.)

2.	Transactions effected pursuant to Rule 10f-3. (Item 77.O.)

3.	New Registrant investment advisory contract (Item 77Q1.e)